UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 8, 2013

CONCEPTUS, INC.

(Exact name of registrant as specified in charter)

Delaware	000-27596	94-3170244
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

331 East Evelyn Avenue

Mountain View, CA 94041

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (650) 962-4000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 8, 2013, the Board of Directors (the “Board”) of Conceptus, Inc. (the “Company”) approved the 2013 Conceptus Executive Bonus Plan (the “Bonus Plan”) and established target awards, as a percentage of base salary, for the executives who are eligible to participate in the Bonus Plan and payout formulas of such awards under the Bonus Plan for 2013. Under the Bonus Plan, certain executive officers of the Company (the “Executives”) are eligible to earn cash incentive awards based upon performance goals established by the Board and the Compensation Committee of the Board (the “Compensation Committee”). The Bonus Plan is intended to recognize and reward the Executives upon the achievement of goals that support, and are aligned with, the Company’s strategic goals.

For each Executive, the Board and the Compensation Committee established a target award equal to a specified percentage of such Executive’s base salary. The target awards range from 40% to 100% of base salary. The following table sets forth the target awards for 2013 for the Company’s chief executive officer (the “CEO”), chief financial officer and other named executive officers, as described in the Company’s definitive proxy statement for its 2012 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on April 13, 2012, who are eligible to participate in the Bonus Plan:

Named Executive Officer and Position	Target Award (% of Base Salary)
D. Keith Grossman, President and Chief Executive Officer	100%
Gregory E. Lichtwardt, Executive Vice President and Chief Financial Officer	60%
Julie A. Brooks, Executive Vice President, General Counsel, Secretary and Chief Compliance Officer	60%
Feridun Ozdil, Executive Vice President, Research & Development	50%

The amount that an Executive may actually receive under the Bonus Plan with respect to any given year is based upon the extent to which the pre-established performance objectives have been achieved. Each Executive will receive a percentage of his or her total award opportunity corresponding to the percentage of each objective accomplished and the weight assigned to the objective. For each Executive, 48% of the target bonus is tied to the achievement of sales objectives under the Company’s sales plan, 32% of the target bonus is tied to the achievement of an adjusted EBITDA goal (earnings before income taxes depreciation, amortization and non-cash equity compensation, or “aEBITDA”) under the Company’s aEBITDA plan and 20% of the target bonus is tied to the achievement of individual performance-based objectives (“MBOs”).

MBOs are established at the start of the year for each Executive to ensure that individual priorities are aligned with the Company’s corporate goals. Evaluations of performance against the MBOs and Company objectives are made for the full year at the end of the year. Achievement of the MBOs by the Executives will be determined by the Board and the Compensation Committee, taking into account the CEO’s recommendations with respect to MBO achievement for each Executive (other than the CEO).

The Board and the Compensation Committee established a payout formula under the Bonus Plan for 2013 with respect to the level of achievement attained for each of the sales plan and aEBITDA plan goals. No payout will occur unless at least 95% of each of the sales plan and the aEBITDA plan goals are achieved. If these goals are achieved within the 95% to 100% range, payouts of these components of the Bonus Plan will range from 50% to 100%, depending on the level of achievement actually attained. Overachievement of the sales plan goal within the range of 101% to 108% achievement will result in a total payout of each Executive’s incentive award ranging from 106% to 150% of such Executive’s target award for 2013.

To be eligible to participate in the Bonus Plan, an Executive must meet the following criteria:

•	regular, full-time employee status;

•	hired on or before September 30th of the current year;

•	not a participant in any other variable pay plan at the Company, including any sales commission plan;

•	employed by the Company as a regular, full-time executive officer of the Company subject to Section 16 of the Securities Exchange Act of 1934, as amended, on the day the bonus is paid; and

•	not on a performance improvement plan at the end of the year.

Generally, awards earned under the Bonus Plan will be distributed within three months after the end of the year to which such awards relate.

The foregoing description of the Bonus Plan is only a summary and is qualified in its entirety by the full text of the Bonus Plan, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	2013 Conceptus Executive Bonus Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCEPTUS, INC.

By:	/s/ Gregory E. Lichtwardt
Gregory E. Lichtwardt
Executive Vice President and Chief Financial Officer

Dated: April 10, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1	2013 Conceptus Executive Bonus Plan.

5